Share Purchase Agreement                                               12/1/2005


                        SHARE SALE AND PURCHASE AGREEMENT


This agreement made and entered into on 30 november 2005, by and between Satellite Enterprises Corp. a company incorporated under the laws of the State of Nevada, (herein "Satellite Corp") and EMM Group BV. ( herein "EMM") holder of Shares in Lapre, Van Dreven & Hoog Antink B.(herein "LVDH").

1. Background.

WHEREAS, Satellite Corp. is a corporation in good standing under the laws of the State of Nevada and presently desires to purchase the shares in LVDH (the "Shares"), more specifically described below, and

WHEREAS, "EMM" is a corporation in good standing under the laws of the Netherlands and presently desires to sell the Shares of LVDH to Satellite Corp., and

WHEREAS, LVDH generates positive cash flows of at least USD 60.000,00 (sixty thousand US$) per month,

WHEREAS , EMM is the holder of 100% off the shares of Lapre van Dreven & Hoog Antink BV

WHERAS, LVDH is the holder of 100% of the shares of Unic Nieuwkoop Nederland BV, Unic Nieuwkoop BV, EMM Lease BV and M&M Recycling BV.

WHERAS, EMM and Satellite Corp. have executed a mutual due diligence in the bookrecords of the companies and both parties have not found any discrepancies.

NOW THEREFORE, EMM will offer to sell the Shares of LVDH to Satellite Corp. and Satellite Corp. will accept such offer and purchase the Shares from EMM, in strict reliance upon the representations, covenants and indemnity herein set forth.

2. Purchase and Sale

Strictly and exclusively on the terms and conditions set forth herein, EMM, owner of the Shares of LVDH , hereby offers to sell all the Shares, and Satellite Corp. hereby accepts such offer to sell and shall purchase such Shares from EMM, and EMM shall sell to Satellite Corp., the Shares.

Satellite Corp. shall pay the aggregate purchase price for the Shares of USD 8.050.000,00 (eight million and fifty thousand US$) (the "Purchase Price").


Satellite Corp.:                                          EMM groep BV:
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Share Purchase Agreement                                               12/1/2005


Satellite Corp. shall isseu a warrant for the period of 24 months granting EMM the right to purchase 10.000.000 shares of Satellite Corp.'s capital stock (the SENR warrant) at a price of USD 0.10 per SENR share.

Satellite Corp. shall pay the Purchase Price through the issue of 35,000,000 shares in Satellite Corp.'s capital stock (the "SENR Shares") on the name of EMM at a price of USD 0.23 per SENR Share.

Satellite Corp. purchases the Shares under the condition that LVDH generates and will continue to generate an average positive cash flow of at least USD 60,000.00 (sixty thousand US$) per month ending 30th of november 2006.

Satellite Corp. shall receive a warrant from EMM (the "EMM Warrant") granting Satellite Corp. the right to buy back 20,000,000 SENR Shares at an exercise price of USD 0.23 per SENR Share within the exercise period of the EMM pWarrant, i.e. 12 months.

EMM has the right during a period of 12 months after closing to convert a maximum number of 20,000,000 SENR Shares in (a) non-interest bearing promissory note(s) (the "Note(s)") issuable by Satellite Corp. to EMM at an exercise price of USD 0.23 per SENR Share.

Each time Satellite Corp. succeeds in new funding in form of equity, it shall offer a maximum of 33,3% of the net proceeds to EMM as a payment of principal on the Note(s) [or to exercise the warrant to buy-back its shares from Satellite Corp.] .

In the event that the net average cash flow of LVDH to be less than USD 60,000.00 (sixty thousand US$) per month ending 30th of november 2006, EMM's right to convert 20,000,000 SENR Shares in the Note(s) will be pro-rata adjusted to the actually realized net cash flow. In addition thereto, the Warrant will provide that Satellite Corp. has the right to buy back a pro-rata number of SENR Shares, at such time owned by EMM, at no consideration and EMM will be obliged to cooperate to the delivery of such pro-rata number of SENR Shares to Satellite Corp.

3. Satellite Corp.'s Representations and Covenants

      Satellite Corp. makes the following representations, all of which will continue in effect subsequent to the Closing:

      (a) That Satellite Corp. is a U.S. Corporation, duly organized and validly existing under the laws of the State of Nevada.

      (b) That Satellite Corp. has full power and authority to purchase the Shares, and has taken all proceedings and obtained all approvals required in connections therewith under applicable law.


Satellite Corp.:                                          EMM groep BV:
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Share Purchase Agreement                                               12/1/2005


      (c) That Satellite Corp. has duly authorized the purchase of the Shares and the other transactions contemplated as set out in this Agreement (together: the "Transactions") by resolution of its Board of Directors, and Satellite Corp. has taken all actions necessary or appropriate to carry out the same. The Transactions will not conflict with, violate or result in a breach of or constitute a default under Satellite Corp.'s Articles of Incorporation and By-Laws, or any indenture, agreement or other instruments by which Satellite Corp. or any of its properties may be bound or any constitutional or statutory provisions or any order, rule, regulation, decree or ordinance of any court, government or governmental body having jurisdiction over Satellite Corp. or any of its property.

4. EMM's Representations and Covenants

      EMM makes the following representations, all of which will continue in effect subsequent to the Closing:

      (a) That EMM is a Dutch Corporation, duly organized and validly existing under the laws of The Netherlands.

      (b) That EMM has full power and authority to sell the Shares of LVDH, and has taken all proceedings and obtained all approvals required in connections therewith under applicable law.

      (c) That EMM has duly authorized the sale of the Shares and the other transactions contemplated as set out in this Agreement (together: the "Transactions") by resolution of its Board of Directors, and EMM has taken all actions necessary or appropriate to carry out the same. The Transactions will not conflict with, violate or result in a breach of or constitute a default under EMM's Articles of Incorporation and By-Laws, or any indenture, agreement or other instruments by which EMM or any of its properties may be bound or any constitutional or statutory provisions or any order, rule, regulation, decree or ordinance of any court, government or governmental body having jurisdiction over EMM or any of its property.


Satellite Corp.:                                          EMM groep BV:
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Share Purchase Agreement                                               12/1/2005


      (d)   That LVDH is free of any debts other than:

            -     ongoing trading, where there is a positive balance
            -     (euro) 700,000 (ninehundredthousand euro) long term liability
            - (euro) 150,000 (onehundredfiftythousand euro) debts regarding taxes which shall be settled by EMM - Upon receipt of the first payment from Satellite Enterprises Corp.

      (e) That LVDH generates and will continue to generate an average positive cash flow of at least USD 60,000.00 ( sixty thousand US$) per month over a 12 month period ending 30th of november 2006.

      (f) That the current management team will remain as officers for LVDH for at least 24 months.

      (g) That E.M.M Group BV and it's management team will not have interests in other companies or will work as an officer for other entities for at least 24 months, other than personal asset holdings.

5. Events Permitting Satellite Corp. to Terminate

      Satellite Corp. may terminate it's obligation to purchase the Shares and effect the additional transactions contemplated under this Agreement at any time before closing if any of the following occur:

      (a) Any legislative, executive or regulatory action or court decision which, in the judgment of Satellite Corp., casts sufficient doubt so as to materially impair the marketability of the Shares or Satellite Corp.'s Shares or lower the market price thereof;

      (b) Any action by the Securities and Exchange Commission or a court which would require registration of the Shares under the Securities Act of 1933, as amended, in connection with a public offering thereof;

      (c) Any restriction on trading in securities, or any banking moratorium, or the inception or escalation of any war or major military hostilities which, in the judgment of Satellite Corp., substantially impairs the ability of Satellite Corp. to accept ownership of the Shares; or

      (d) Any event or condition which in the judgement of Satellite Corp., renders untrue or incorrect information, on which Satellite Corp.'s decision to purchase the Shares is based.


Satellite Corp.:                                          EMM groep BV:
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Share Purchase Agreement                                               12/1/2005


If Satellite Corp. terminates his obligations to purchase the Shares because any of the conditions specified in Section 5 shall not have been fulfilled at or before the Closing, such termination shall not result in any liability on the part of Satellite Corp.

6. Applicable Law

This Agreement shall be governed by and interpreted under the laws of The Netherlands, or where applicable, such other jurisdiction having original and appropriate jurisdiction.

IN WITNESS WHEREOF, the parties hereto, to be legally bound, have caused their duly authorized representatives to execute and deliver this Share Purchase Agreement as of 30 november 2005.


Satellite Enterprises Corp.:                        EMM Group BV;


By: Roy Piceni                                      By: H.J. Schut

                                                    M.G.H. van der Heijden

                                                    M.S. Noordam


Satellite Corp.:                                          EMM groep BV:
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